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ENTERRA AND ZAPATA                                   JOINT PRESS RELEASE
SIGN DEFINITIVE AGREEMENT                            FOR IMMEDIATE DISTRIBUTION
                                                     SEPTEMBER 21, 1995

NEWS                    [LOGO OF ZAPATA APPEARS HERE]

                               CORPORATE AFFAIRS
                     P.O. BOX 4240 . HOUSTON, TEXAS 77210

HOUSTON, TX--Enterra Corporation (EN/NYSE) and Zapata Corporation (ZOS/NYSE) today announced that they have executed a definitive agreement whereby Enterra will purchase from Zapata the assets of its Energy Industries compression division for $130 million in cash and the assumption of certain current liabilities of an operating nature. The parties also resolved a previously reported dispute over the terms of the acquisition. The transaction is subject to federal anti-trust review, the approval of Zapata's shareholders and other customary closing conditions. Both parties anticipate closing within sixty days.

Enterra Corporation is a worldwide provider of specialized services and products to the oil and gas exploration, production and transmission industries. Zapata is currently transforming itself from the energy business into food related businesses.

CONTACTS:
Steve Grant, Enterra Corporation           Lamar C. McIntyre, Zapata Corporation
(713) 462-7300                             (713) 940-6178  FAX (713) 940-6133


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